Exhibit 99.1

CALIBER REPORTS FIRST QUARTER 2023 RESULTS

Grows FV AUM by 30% Year-over-Year to $807 Million

Increases Fee & Performance-Based Revenues by 15.8%

SCOTTSDALE, Ariz., June 22, 2023 – CaliberCos Inc. (the “Company” or “Caliber”) (NASDAQ: CWD), a leading vertically integrated alternative asset manager, today reported results for the first quarter ended on March 31, 2023.

First Quarter 2023 Financial Highlights, Compared to Q1 2022

•Total revenues of $29.5 million, a 21.5% increase
•Fee and performance-based revenues of $4.5 million, a 15.8% increase
•Net loss attributable to the Company of $1.2 million, or $0.07 per diluted share, compared to net income of $0.5 million or $0.03 per diluted share
•Caliber Adjusted EBITDA (1) of $1.0 million, compared to $2.2 million
•Fair value assets under management (2) (“FV AUM”) of $806.9 million as of March 31, 2023, a 30.3% year-over-year increase
•Managed capital (3) of $392.5 million as of March 31, 2023, a 23.0% year-over-year increase

Management Commentary

“Our growth trajectory continued in the first quarter, with consolidated revenue growth of 21.5% and FV AUM growth of over 30%. We continued to deploy capital into attractively priced real estate assets as well as expand our reach with RIAs and broker-dealers through our new wholesaling initiative. We also took the first step in building a middle-market hospitality company with the creation of the Caliber Hospitality Trust which offers a unique value proposition to independent owners/operators of hotel properties while forming a platform for Caliber to drive AUM growth over time. Looking ahead, we will remain focused on executing our strategic plan and continue to invest in top talent to deliver sustained growth and returns to our shareholders,” said Chris Loeffler, CEO of CaliberCos Inc.

(1) Caliber Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” below.
(2) Fair value assets under management is defined as the aggregate fair value of the real estate assets the Company manages from which it derives management fees, performance revenues and other fees and expense reimbursements.
(3) Managed capital is defined as the total equity capital raised by the Company from investors for its investment funds.

Exhibit 99.1
“We are grateful for the support we received from both new and existing shareholders who participated in our initial public offering. Over the past 15 years, we have built a successful alternative asset management firm by focusing on unique and often overlooked investments in the middle market and by making alternative assets broadly available to investors who have had limited access to this attractive and growing asset class. Caliber is well-positioned for continued growth as a public company with a demonstrated track record of success in real estate and credit investing, an attractive business model, and a strong and loyal investor base.”

Business Update

The following are key milestones completed both during and subsequent to the first quarter ended March 31, 2023.

•On January 31, 2023, Caliber acquired its corporate headquarters, a 108,000 square foot office building in Scottsdale, AZ for an aggregate purchase price of $19.5 million to support the growth of the business. The Company negotiated an option in its lease to purchase the property at an attractive discount to fair market value and assumed the seller’s existing mortgage of $16.5 million, at an attractive 4.3% fixed annual interest rate. Caliber plans to expand its current footprint within the building and attract new tenants to fill the remaining leasable square footage.
•On March 15, 2023, Caliber expanded its development footprint in Colorado with the acquisition of over 40 acres outside of the Denver area for a purchase price of $2.7 million. The acquisition adds to Caliber’s existing footprint of land holdings, making it the largest developer and owner in Johnstown, CO. Caliber owns over 600 acres of land through various funds it has sponsored and currently manages.
•On March 31, 2023, Caliber contributed six hospitality assets valued at $186 million to the Caliber Hospitality Trust, Inc., a newly formed, externally advised private hospitality company. This transaction represents the first in a series of planned hospitality asset contributions and acquisitions as Caliber expects to build a middle market public hospitality company that offers third-party contributors a viable alternative to asset sales.
•During the quarter, Caliber introduced The Caliber Core+ Growth & Income Fund, LLC, which aims to create passive income for investors by targeting investments in a diversified portfolio of income-producing properties located in high-growth markets, purchased at potentially discounted prices, leveraging Caliber’s vertically integrated business model to continue delivering attractive risk-adjusted returns.
•During the quarter, Caliber engaged Skyway Capital Markets to serve as the managing broker-dealer for the primary investment products in Caliber’s funds, which are marketed by its internal wholesale team to Registered Investment Advisors (“RIAs”) and independent broker-dealers. Caliber is leveraging its robust platform to expand into this fast-growing network to serve and grow its institutional investor base.
•May 19, 2023 – Caliber completed its initial public offering of 1.2 million shares of Class A common stock at an offering price of $4.00 per share for aggregate gross proceeds of approximately $4.8 million before underwriting discounts, commissions, and other offering expenses.

Exhibit 99.1
Summary of Consolidated Results

First Quarter 2023 Consolidated Financial Review

Total revenues for the first quarter of 2023 increased 21.5% to $29.5 million, compared to $24.3 million for the first quarter 2022, primarily due to higher revenues in the Company’s consolidated fund hotel assets, which experienced strong performance following the pandemic. Caliber also sustained growth in its asset management fees and performance-based revenues year-over-year with higher average managed capital under management as well as an increased level of performance allocation fees.

Asset management fees were $1.3 million, a year-over-year increase of 37.7%; performance allocations were $2.4 million, an increase of 5.4%; and transaction and advisory fees were $0.8 million, an increase of 21.4%. Consolidated funds from hospitality revenue were $23.2 million, an increase of 25.0%, while consolidated funds other revenue was $1.9 million, a slight decline from the prior year period.

Total expenses for the first quarter of 2023 were $29.0 million, up 19.9% from the first quarter of 2022, primarily due to an increase in consolidated fund-related hospitality expenses as that segment continued to recover, resulting in the hotel properties hiring additional employees to cater to serve increasing occupancies. The Company also invested in additional headcount to support its expansion efforts to market its funds to RIAs and independent broker-dealers.

Consolidated Adjusted EBITDA for the first quarter of 2023 was $8.1 million, compared to $27.3 million in the prior year period. The decrease was due to $21.5 million gain on sale of real estate that was recorded in the first quarter of 2022 and not repeated in the current year’s first quarter.

Net income for the first quarter of 2023 was $0.3 million, compared to $21.7 million in the first quarter of 2022. The decrease was primarily due to a $21.5 million gain on sale of real estate that was recorded in the first quarter of 2022 and not repeated in the current year’s first quarter.

After adjusting for net income attributable to noncontrolling interests, net loss attributable to the Company for the first quarter of 2023 was $1.2 million, or $0.07 per diluted share, as compared to net income attributable to the Company of $0.5 million, or $0.03 per diluted share, in the prior year period.

Caliber’s business is organized into three reportable segments: Fund Management, Development, and Brokerage. The following highlights results from each of those segments. For segment reporting purposes, revenues, expenses, and Caliber Adjusted EBITDA are presented on a basis that deconsolidates the consolidated funds. As a result, segment amounts are different than those presented on a consolidated basis in accordance with U.S. GAAP basis because these amounts are eliminated in consolidation when they are derived from a consolidated fund. Eliminating the impact of consolidated funds and noncontrolling interest provides investors with a view of the performance attributable to CaliberCos Inc. and is consistent with performance models and analysis used by management.

Exhibit 99.1
First Quarter Segment Performance

Total segment revenues for the first quarter of 2023 increased 7.4% to $6.4 million, compared to $5.9 million for the first quarter 2022, primarily due to higher asset management and performance allocations revenues in the fund management segment and construction management fees in the development segment.

Fund Management Segment
Total fund management segment revenues for the first quarter of 2023 were $5.1 million, an increase of $0.5 million, or 10.7%. Asset management fees were $2.3 million, an increase of 14.2%, performance allocations increased 5.4% and transaction and advisory fees increased 26.5%. The higher asset management fees were driven by a higher year-over-year average balance of managed assets. The increase in performance allocations was due to higher year-over-year performance fees, primarily related to the contribution of six of the Company’s hospitality assets to Caliber Hospitality, LP.

Total fund management segment expenses for the first quarter of 2023 were $5.9 million, an increase of $1.6 million, or 38.6% from the first quarter 2022. The increase was primarily due to an increase in operating costs, driven by higher employee salary and benefit expenses associated with increased headcount.

Fund management segment net loss for the first quarter of 2023 was $1.1 million, compared to segment net income of $0.3 million in the first quarter of 2022.

Development Segment
Development segment revenues for the first quarter of 2023 were $1.0 million, an increase of $0.4 million, or 85.3%. The increase was primarily due to an increase in construction activity resulting in higher management fees related to project construction activity during the quarter relative to the prior year’s first quarter.

Development segment expenses for the first quarter of 2023 were $0.5 million, an increase of $0.1 million, or 16.2% from the first quarter 2022. The increase was primarily due to increased construction management activity during the quarter resulting in higher operating costs.

Development segment net income for the first quarter of 2023 was $0.5 million, an increase of $0.2 million, or 47.2%, from the first quarter of 2022.

Brokerage Segment
Brokerage segment revenues for the first quarter of 2023 were $0.3 million, a decrease of $0.5 million, or 64.7%. The decrease was primarily due to a $42.8 million decrease in brokerage transactions between periods.

Brokerage segment expenses for the first quarter of 2023 were $0.1 million, comparable with the first quarter of 2022.

Exhibit 99.1
Brokerage segment net loss for the first quarter of 2023 was $0.2 million, compared to net income of $0.7 million in the first quarter of 2022. The year-over-year variance was due to the lower revenues in the current year’s first quarter, as well as higher interest and other expenses.

Managed Capital

Managed capital as of March 31, 2023 was $392.5 million, an increase of $9.3 million, or 2.4%, from December 31, 2022, and an increase of $73.5 million, or 23.0%, from March 31, 2022. The sequential increase in the first quarter of 2023 was due to $12.1 million of originations and was partially offset by $2.7 million of redemptions. Originations during the quarter were primarily driven by a $10.7 million increase in the Company’s commercial investment funds as a result of capital raised and funds contributed to support commercial development and acquisition activity in the quarter.

FV AUM

Fair value assets under management as of March 31, 2023 were $806.9 million, an increase of $61.4 million, or 8.2%, from December 31, 2022, and an increase of $187.6 million, or 30.3%, from March 31, 2022. The sequential increase in the first quarter of 2023 was primarily due to $28.6 million of assets acquired and $33.0 million of construction and net market appreciation, as the value of Caliber’s hospitality assets continued to recover in an improving economy.

Balance Sheet and Liquidity

The Company, excluding consolidated funds, ended the quarter with $51.3 million of total debt and unrestricted cash and cash equivalents of $2.3 million. As a result of the IPO completed on May 19, 2023, pro forma unrestricted cash as of March 31, 2023 was $2.3 million.

Exhibit 99.1
About CaliberCos Inc.

Caliber (NASDAQ: CWD) is a leading vertically integrated alternative asset management firm whose purpose is to build generational wealth for investors seeking to access opportunities in middle-market assets. Caliber differentiates itself by creating, managing, and servicing proprietary products, including middle-market investment funds, private syndications, and direct investments which are managed by our in-house asset services group. Our funds include investment vehicles focused primarily on real estate, private equity, and debt facilities. Additional information can be found at Caliberco.com and CaliberFunds.co.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:
Caliber:
Samantha Vrcic
+1 480-295-7600
Samantha.vrcic@caliberco.com

Investor Relations:
Tamara Gonzalez, Financial Profiles
+1 310-622-8234
ir@caliberco.com

Media Relations:
Kelly McAndrew, Financial Profiles
+1 203-613-1552
KMcAndrew@finprofiles.com

Exhibit 99.1
CALIBERCOS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended March 31,
	2023	2022
Revenues
Asset management fees	$1,282	$931
Performance allocations	2,426	2,302
Transaction and advisory fees	754	621
Consolidated funds – hospitality revenue	23,209	18,571
Consolidated funds – other revenue	1,851	1,877
Total revenues	29,522	24,302

Expenses
Operating costs	4,504	2,389
General and administrative	1,816	1,988
Marketing and advertising	353	240
Depreciation and amortization	132	9
Consolidated funds - hospitality expenses	20,283	17,141
Consolidated funds - other expenses	1,925	2,439
Total expenses	29,013	24,206

Consolidated funds - gain on sale of real estate investments	—	21,530

Other income, net	519	219
Interest income	98	—
Interest expense	(831)	(169)
Net income before income taxes	295	21,676
Provision for income taxes	—	—
Net income	295	21,676
Net income attributable to noncontrolling interests	1,502	21,127
Net (loss) income attributable to CaliberCos Inc.	(1,207)	549
Basic net (loss) income per share attributable to common stockholders	$(0.07)	$0.04
Diluted net (loss) income per share attributable to common stockholders	$(0.07)	$0.03
Weighted average common shares outstanding:
Basic	18,182	17,854
Diluted	18,182	19,757

Exhibit 99.1
CALIBERCOS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(AMOUNTS IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

	March 31, 2023	December 31, 2022
Assets
Cash	$2,280	$1,921
Restricted cash	2,178	23
Real estate investments, net	21,451	2,065
Due from related parties	8,041	9,646
Investments in unconsolidated entities	3,166	3,156
Operating lease - right of use assets	226	1,411
Prepaid and other assets	3,630	5,861
Assets of consolidated funds
Cash	8,393	5,736
Restricted cash	10,874	8,254
Real estate investments, net	219,829	196,177
Accounts receivable, net	4,827	2,228
Notes receivable - related parties	28,250	28,229
Due from related parties	2	15
Operating lease - right of use assets	8,775	8,769
Prepaid and other assets	9,183	5,343
Total assets	$331,105	$278,834

Exhibit 99.1
CALIBERCOS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(AMOUNTS IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

	March 31, 2023	December 31, 2022
Liabilities and Stockholders’ Equity
Notes payable	$50,956	$14,653
Notes payable - related parties	365	365
Accounts payable and accrued expenses	6,989	6,374
Buyback obligation	12,208	12,391
Due to related parties	270	171
Operating lease liabilities	136	1,587
Other liabilities	742	64
Liabilities of consolidated funds
Notes payable, net	147,361	134,256
Notes payable - related parties	11,980	6,973
Accounts payable and accrued expenses	11,385	9,252
Due to related parties	107	68
Operating lease liabilities	12,441	12,461
Other liabilities	3,663	3,030
Total liabilities	258,603	201,645

Commitments and Contingencies

Preferred stock Series B, $0.001 par value; 12,500,000 shares authorized, 1,651,302 shares issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Common stock Class A, $0.001 par value; 100,000,000 shares authorized, 10,749,171 and 10,790,787 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	11	11
Common stock Class B, $0.001 par value; 15,000,000 shares authorized, 7,416,414 shares issued and outstanding as March 31, 2023 and December 31, 2022	7	7
Paid-in capital	33,810	33,108
Less treasury stock, at cost, 318,957 and 277,342 shares repurchased and 3,390,736 and 3,432,351 forward repurchase shares as of March 31, 2023 and December 31, 2022, respectively	(12,208)	(13,626)
Accumulated deficit	(25,334)	(22,709)
Stockholders’ deficit attributable to CaliberCos Inc.	(3,714)	(3,209)
Stockholders’ equity attributable to noncontrolling interests	76,216	80,398
Total stockholders’ equity	72,502	77,189
Total liabilities and stockholders’ equity	$331,105	$278,834

Exhibit 99.1
Non-GAAP Measures

We present Consolidated EBITDA, Consolidated Adjusted EBITDA, and Caliber Adjusted EBITDA, which are not recognized financial measures under U.S. GAAP, as supplemental disclosures because we regularly review these measures to evaluate our funds, measure our performance, identify trends, formulate financial projections and make strategic decisions.
Consolidated EBITDA represents the Company’s and the consolidated funds’ earnings before net interest expense, income taxes, depreciation and amortization. Consolidated Adjusted EBITDA represents Consolidated EBITDA as further adjusted to exclude stock-based compensation, transaction fees, expenses and other public registration direct costs related to aborted or delayed offerings and our Reg A+ offering, the share repurchase costs related to the Company’s Buyback Program, litigation settlements, expenses recorded to earnings relating to investment deals which were abandoned or closed, any other non-cash expenses or losses, as further adjusted for extraordinary or non-recurring items.

Caliber Adjusted EBITDA represents Consolidated Adjusted EBITDA on a basis that deconsolidates our consolidated funds (intercompany eliminations) and eliminates noncontrolling interest. Eliminating the impact of consolidated funds and noncontrolling interest provides investors a view of the performance attributable to CaliberCos Inc. and is consistent with performance models and analysis used by management.

When analyzing our operating performance, investors should use these measures in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with U.S. GAAP. We generally use these non-U.S. GAAP financial measures to evaluate operating performance and for other discretionary purposes. We believe that these measures enhance the understanding of ongoing operations and comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they eliminate the impact of selected charges that may obscure trends in the underlying performance of our business. Because not all companies use identical calculations, our presentation of Consolidated EBITDA, Consolidated Adjusted EBITDA, and Caliber Adjusted EBITDA may not be comparable to similarly identified measures of other companies.
Consolidated EBITDA, Consolidated Adjusted EBITDA, and Caliber Adjusted EBITDA are not intended to be measures of free cash flow for our discretionary use because they do not consider certain cash requirements such as tax and debt service payments. These measures may also differ from the amounts calculated under similarly titled definitions in our debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.
The following table presents a reconciliation of net (loss) income to Consolidated EBITDA, Consolidated Adjusted EBITDA, and Caliber Adjusted EBITDA for the three months ended March 31, 2023 and 2022 (in thousands):

Exhibit 99.1

NON-GAAP RECONCILIATIONS
(AMOUNTS IN THOUSANDS)

	Three Months Ended March 31,
	2023	2022
Net income	$295	$21,676
Interest expense	831	169
Depreciation expense	132	9
Consolidated funds’ EBITDA adjustments	5,929	4,730
Consolidated EBITDA	7,187	26,584
Share buy-back	183	78
Stock-based compensation	702	126
Severance payments	13	—
Legal costs	—	525
Consolidated Adjusted EBITDA	8,085	27,313
Intercompany eliminations	1,723	1,970
Non-controlling interest Adjusted EBITDA eliminations	(8,774)	(27,128)
Caliber Adjusted EBITDA	$1,034	$2,155

FUND MANAGEMENT SEGMENT
(AMOUNTS IN THOUSANDS)

	Three Months Ended March 31,
	2023	2022	$ Change	% Change
Revenues
Asset management fees	$2,299	$2,014	$285	14.2%
Performance allocations	2,427	2,302	125	5.4%
Transaction and advisory fees	396	313	83	26.5%
Total revenues	5,122	4,629	493	10.7%
Expenses
Operating costs	3,958	2,066	1,892	91.6%
General and administrative	1,517	1,908	(391)	(20.5)%
Marketing and advertising	353	241	112	46.5%
Depreciation and amortization	26	8	18	225.0%
Total expenses	5,854	4,223	1,631	38.6%

Other income, net	49	1	48	4800.0%
Interest expense	(700)	(154)	(546)	354.5%
Interest income	252	1	251	25100.0%
Net (loss) income	$(1,131)	$254	$(1,385)	(545.3)%

Exhibit 99.1

DEVELOPMENT SEGMENT
(AMOUNTS IN THOUSANDS)

	Three Months Ended March 31,
	2023	2022	$ Change	% Change
Revenues
Transaction and advisory fees	$956	$516	$440	85.3%
Total revenues	956	516	440	85.3%
Expenses
Operating costs	387	334	53	15.9%
General and administrative	73	54	19	35.2%
Depreciation and amortization	—	8	(8)	(100.0)%
Total expenses	460	396	64	16.2%

Other income, net	—	217	(217)	(100.0)%
Net income	$496	$337	$159	47.2%

BROKERAGE SEGMENT
(AMOUNTS IN THOUSANDS)

	Three Months Ended March 31,
	2023	2022	$ Change	% Change
Revenues
Transaction and advisory fees	$272	$770	$(498)	(64.7)%
Total revenues	272	770	(498)	(64.7)%
Expenses
Operating costs	113	80	33	41.3%
General and administrative	19	18	1	5.6%
Depreciation and amortization	6	—	6	100.0%
Total expenses	138	98	40	40.8%

Other (expense), net	(202)	—	(202)	100.0%
Interest expense	(131)	(15)	(116)	773.3%
Net (loss) income	$(199)	$657	$(856)	(130.3)%

Exhibit 99.1
MANAGED CAPITAL
(AMOUNTS IN THOUSANDS)

	Three Months Ended
	March 31, 2023	March 31, 2022
Beginning of period	$383,189	$301,019
Originations	12,050	24,322
Redemptions	(2,742)	(6,300)
End of period	$392,497	$319,041

	March 31, 2023	December 31, 2022
Real Estate
Hospitality	$102,071	$102,071
Residential	61,759	62,819
Commercial	138,948	128,210
Total Real Estate	302,778	293,100
Credit(1)	79,008	74,766
Other(2)	10,711	15,323
Total	$392,497	$383,189
___________________________________________
(1)Credit managed capital represents loans made to Caliber’s investment funds by our diversified credit fund.
(2)Other managed capital represents undeployed capital held in our diversified funds.

Exhibit 99.1
FV AUM
(AMOUNTS IN THOUSANDS)

	Three Months Ended
	March 31, 2023	March 31, 2022
Beginning of period	$745,514	$614,588
Assets acquired(1)	28,604	21,300
Construction and net market appreciation	33,019	5,031
Assets sold or disposed	(5,820)	(32,000)
Credit(2)	4,242	17,287
Other(3)	1,360	(6,875)
End of period	$806,919	$619,331

	March 31, 2023	December 31, 2022
Real Estate
Hospitality	$325,200	$319,300
Residential	118,600	86,900
Commercial	273,400	255,197
Total Real Estate	717,200	661,397
Credit(2)	79,008	74,766
Other(3)	10,711	9,351
Total	$806,919	$745,514
___________________________________________
(1)Assets acquired three months ended March 31, 2023 include one development asset in Colorado, our headquarters office building, and one multi-family residential asset in Arizona.
(2)Credit FV AUM represents loans made to Caliber’s investment funds by our diversified credit fund.
(3)Other FV AUM represents undeployed capital held in our diversified funds.